Exhibit 5.1

[LETTERHEAD OF ALSTON & BIRD LLP]

August 20, 2009

The Home Depot, Inc.

2455 Paces Ferry Road, N.W.

Atlanta, Georgia 30339-4024

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to The Home Depot, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance and sale of debt securities (the “Debt Securities”) from time to time pursuant to Rule 415 under the Securities Act. Each series of Debt Securities will be issued pursuant to a note in the form that will be filed as an exhibit to a document filed by the Company under the Securities Exchange Act of 1934, as amended, and incorporated into the Registration Statement by reference or as an exhibit to a post-effective amendment to the Registration Statement (the “Note”) and pursuant to an indenture between the Company and the Bank of New York Trust Company, N.A. (including any successor, the “Trustee”) dated May 4, 2005 (as amended or supplemented from time to time, the “Indenture”). We are furnishing this opinion letter to you at your request to enable you to fulfill the requirements of Item 16 of Form S-3 and Item 601(b)(5) of the Commission’s Regulation S-K.

We have examined the Amended and Restated Certificate of Incorporation of the Company, as amended, the By-laws of the Company, records of proceedings of the Board of Directors, or committees thereof, the Indenture and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies and the authenticity of the originals of such copies. As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification. We have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee thereunder, but we have not independently verified such assumption.

Our opinion set forth herein is limited to (1) the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Registration Statement, and (2) the laws of the State of New York, and we do not express any opinion herein concerning any other laws.

Our opinion set forth herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion set forth herein. We note specifically that the Debt Securities may be issued from time to time on a delayed or continuous basis, and our opinion is limited to the applicable laws, including the related rules and regulations, as in effect on the date hereof.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the immediately following paragraph, and no opinion may be implied or inferred beyond the opinion expressly stated.

Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that when (1) the terms of the Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, (2) the terms of the Debt Securities have been duly established in accordance with the Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (3) the Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the Indenture and any underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Debt Securities will constitute legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (a) applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws relating to or affecting the rights and remedies of creditors generally, (b) the limitation that the enforceability thereof (including by means of specific performance) may be subject to certain equitable defenses and to the discretion of the court before which proceedings may be brought, including traditional equitable defenses such as waiver, laches and estoppel; good faith and fair dealing; reasonableness; materiality of the breach; impracticability or impossibility of performance; and the effect of obstruction or failure to perform or otherwise act in accordance with an agreement by any person other than the obligor thereunder (regardless of whether considered in a proceeding in equity or at law), and (c) the possible unenforceability under certain circumstances of provisions providing for indemnification, exculpation or contribution that are contrary to public policy.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in any prospectus supplement which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/ M. Hill Jeffries
M. Hill Jeffries, Partner